UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SUNAMERICA SPECIALTY SERIES

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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IMPORTANT INFORMATION REGARDING AIG FUNDS

We would like to share some information about an upcoming proxy vote and shareholder meeting scheduled on June 10 for the reorganization of certain AIG Funds, which are scheduled to be acquired by Touchstone Advisors, Inc. in the third quarter. Shareholders of AIG Funds will be sent a proxy statement with instructions on how to cast a vote on the proposed reorganization.

Please remind your clients to look for these materials and to exercise their right to vote on this important matter.

Shareholders of AIG Funds will receive a proxy package regarding this important shareholder meeting. Votes can be cast in three easy ways:

1.	Vote online – Go to the website listed on the proxy ballot and enter the QR code. Internet voting is available 24 hours a day.
2.	Vote by phone – Call (888) 227-9349 to reach an automated touch-tone voting line, or call (866) 340-7108 to speak with a representative.
3.	Vote by mail – Mail a signed and voted proxy back in the postage paid envelope provided.

Completion of the transaction is subject to certain conditions and approvals and is expected to be completed in the third quarter of 2021. After completion of the transaction, certain AIG Funds will be reorganized into Touchstone Funds.

Click here for more information about the proposed transaction.

If you have any questions, please email or call me at xxx-xxx-xxxx.

For financial professional use only. Not to be used with the public.

Investors should carefully consider a Fund’s investment objectives, risks, charges and expenses before investing. The prospectus, containing this and other important information, can be obtained from the AIG Funds Sales Desk at (800) 858-8850, ext. 6003, or at aig.com/funds. Investors should read the prospectus carefully before investing.

AIG Funds are advised by SunAmerica Asset Management, LLC (SAAMCo) and distributed by AIG Capital Services, Inc. (ACS), Member FINRA. Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, NJ 07311, 800-858-8850. SAAMCo and ACS are members of American International Group, Inc. (AIG).

aig.com/funds

Not FDIC or NCUA/NCUSIF Insured.

May Lose Value. No Bank or Credit Union Guarantee.

Not a Deposit. Not Insured by any Federal Government Agency.

Copyright © 2021 American International Group, Inc. All rights reserved.

FOR FINANCIAL PROFESSIONAL USE ONLY. NOT FOR PUBLIC DISTRIBUTION.

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